SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   September 2, 2008

SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	033-10456	56-2416925
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

6 Youpeng Road, Qufu, Shandong, China 273100

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(86) 537-4424999

(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Current Report on Form 8-K is being filed to disclose an amendment to the agreements referred to in the Form 8-K previously filed by the Company on July 7, 2008, the filing date of the financial statements referred to therein and certain other information contained herein.

Item 1.01	Entry Into a Material Definitive Agreement.
Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 2, 2008, Sunwin International Neutraceuticals, Inc.’s (the “Company”) wholly owned subsidiary, QuFu Natural Green Engineering Co., Ltd., a limited liability company organized under the laws of the Peoples Republic of China (“Qufu Natural Green”) entered into an amendment to the June 30, 2008 Acquisition Agreement (the “Acquisition Agreement Amendment”) with Qufu Shengwang Stevia Biology and Science Co., Ltd., a limited liability company organized under the laws of the Peoples Republic of China (“Qufu Shengwang”) and its shareholder Shandong Shengwang Group Co., Ltd., a limited liability company organized under the laws of the Peoples Republic of China (“Shandong Shengwang”).

Under the terms of the Acquisition Agreement Amendment, Qufu Natural Green will acquire Shandong Shengwang’s 60% interest in Qufu Shengwang for a price of $6,200,413 which it will pay in cash at closing (the “Qufu Shengwang Acquisition”). Shandong Shengwang is majority owned by Laiwang Zhang, the Company’s president and chairman of the board of directors. The purchase price of the Qufu Shengwang Acquisition represents 60% of the value of the net tangible assets of Qufu Shengwang of $10,334,022 as of April 30, 2008 as determined by an independent audit prepared in accordance with generally accepted accounting principles in the United States. Qufu Shengwang’s net tangible assets were reduced from $11,693,666 to $10,334,022 as a result of the application of generally accepted accounting principles in the United States (“US GAAP”) required to eliminate the difference between the fair market value and cost basis of the land use rights that were recorded by Qufu Shengwang in its financial statements prior to completion of an audit to its financial statements as of April 30, 2008. The closing on the Qufu Shengwang Acquisition shall take place not later than September 30, 2008 with an effective date for completion of the transaction as of September 1, 2008.

The Company is utilizing its cash on hand to acquire the 60% interest in Qufu Shengwang. Upon completion of the Qufu Shengwang Acquisition, Shandong Shengwang will purchase 29,525,776 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”) at a price of $.21 per share. The number of shares which Shandong Shengwang may purchase from the Company represents approximately 34% of the issued and outstanding Common Stock of the Company (the “Qufu Shengwang Sale”).

Item 3.02	Unregistered Sales of Equity Securities.

On September 2, 2008, the Company entered into an amendment to the June 30, 2008 Stock Sale and Purchase Agreement (the “Stock Sale Agreement Amendment”) with Shandong Shengwang to purchase 29,525,776 shares of the Company’s Common Stock at a price of $.21 per share, representing approximately 34% of the issued and outstanding Common Stock of the Company. In addition, the Stock Sale Agreement Amendment provides that in the event Qufu Shengwang does not earn a minimum of $5,000,000 in net income as determined in accordance with US GAAP (the “Target Amount”) over a period of 36 consecutive months beginning the first day of the month following the closing of the stock purchase (the “Earnings Target Period”), then Shandong Shengwang shall be obligated to return to Sunwin International a number of shares of Sunwin International’s Common Stock equal to an amount computed by multiplying (i) a fraction, the numerator of which is the Target Amount less the amount of Qufu Shengwang’s net income earned over the Earn-Out Period and the denominator is the Target Amount; by (ii) 29,525,776, the number of Shares purchase under the Stock Sale Agreement Amendment. The closing under the Stock Sale Agreement Amendment shall take place not later than September 30, 2008.

Item 7.01	Regulation FD Disclosure.

The Company hereby incorporates by reference into this Item 7.01 the Company’s press release dated September 8, 2008 which is furnished as Exhibit 99.1 to this Form 8-K.

The information furnished with this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(a)	FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 days after the date this Current Report on Form 8-K is required to be filed. Consequently, no financial statements related to the Qufu Shengwang Acquisition will be filed as an amendment to the Form 8-K previously filed by the Company on July 7, 2008.

(b)	PRO FORMA FINANCIAL INFORMATION.

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but no later than 71 days after the date this Current Report on Form 8-K is required to be filed. Consequently, no financial statements related to the Qufu Shengwang Acquisition will be filed as an amendment to the Form 8-K previously filed by the Company on July 7, 2008.

(d)	The following exhibits are filed with this Current Report:

10.15

September 2, 2008 Amendment to Acquisition Agreement by and among QuFu Natural Green Engineering Co., Ltd. and Qufu Shengwang Stevia Biology and Science Co., Ltd. and Shandong Shengwang Group, Co., Ltd. dated as of June 30, 2008.

10.16	September 2, 2008 Stock Sale And Purchase Agreement between Sunwin International Neutraceuticals, Inc. and Shandong Shengwang Group Co., Ltd. dated as of June 30, 2008.

99.1	Press Release (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC.

Date: September 8, 2008	By: /s/ Dongdong Lin
Dongdong Lin
Chief Executive Officer